EXHIBIT 99.1

Onfolio Holdings Inc. to Acquire Contentellect Business, a Leading Provider of Content Writing and Link Building Services

WILMINGTON, Delaware, January 17, 2023 -- Onfolio Holdings Inc. (Nasdaq: ONFO, ONFOW) (the “Company” or “Onfolio”), a holding company that acquires and manages a diversified portfolio of online businesses across a broad range of verticals, today announced that it has entered into an asset purchase agreement (the “Agreement”) with Contentellect Limited (“Contentellect”) to acquire substantially all its business assets for a purchase price of $850,000 of cash at closing. The transaction is expected to close in next two weeks.

Contentellect was launched in 2018 and began as a specialist content writing service for software-as-a-service companies. Today, Contentellect helps small-and medium-sized businesses scale their content with blog writing, link building, and more. The service offering consists of copywriting and outreach services such as content writing services, website link building services, social media marketing services and virtual assistant services to individuals, businesses and agencies. The content created helps customers by improving organic traffic via search engines, enables them to conduct thought-leadership, and gives sales and marketing teams relevant and usable content at the top and middle of the marketing funnel. Contentellect reported $342,000 of adjusted EBITDA in 2022 (on an unaudited basis).

“Contentellect brings to Onfolio another strong, compelling and diverse business to add to our portfolio,” said Dominic Wells, CEO of Onfolio. “Contentellect’s unique ability to serve its clients as a full SEO service fits into our existing businesses and further supplements our other SEO service providers. We continue to advance our strategy of acquiring niche, profitable online businesses, and we welcome the Contentellect team to Onfolio.”

Mr. Wells continued, “Our pipeline of M&A target opportunities remains robust, and we continue to believe there are ample opportunities ahead. Our team’s ability to discover and operate digital businesses while growing cash flows consistently has allowed us to execute on our strategy set forth with our entrance into the public markets. We believe the acquisition in Contentellect continues to offer investors an attractive opportunity to diversify risk and further positions Onfolio for long-term growth and value creation.”

A Form 8-K relating to the Contentellect transaction was filed with the Securities and Exchange Commission on January 17, 2023 and is available on the SEC’s website at www.sec.gov.

Onfolio Holdings Inc.

Onfolio acquires and manages a diversified portfolio of online businesses across a broad range of verticals, each with a niche content focus and brand identity. Onfolio acquires businesses that meet its investment criteria, being that such businesses operate in sectors with long-term growth opportunities, have positive and stable cash flows, face minimal threats of technological or competitive obsolescence and can be managed by our existing team or have strong management teams largely in place. The Company excels at finding acquisition opportunities where the seller has not fully optimized their business, and Onfolio’s experience and skillset allows it to add increased value to these existing businesses. Visit www.onfolio.com for more information.

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Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us under the caption “Risk Factors” included in our SEC filings and other risks to which our Company is subject, and various other factors beyond the Company’s control.

Investor Contact

Alex Thompson / Greg Robles

Gateway Group, Inc.

949.574.3860

ONFO@gatewayir.com

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